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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20459

                                    FORM 8-K
                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)  May 22, 1998



                            CREDIT DEPOT CORPORATION
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                         0-19420                   58-1909265
      --------                         -------                   ----------

(State or other jurisdiction of  (Commission file number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)


                               700 Wachovia Center
                              Gainesville, Georgia
                              --------------------
                    (Address of principal executive offices)

                                      30501
                                      -----
                                   (Zip code)


                                 (770) 531-9927
                                 --------------
              (Registrant's telephone number, including area code)







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ITEM 5. OTHER EVENTS

     On May 22, 1998, Credit Depot Corporation (the "Company") received a letter from the Nasdaq Stock Market ("Nasdaq") notifying the Company that because the Company had net tangible assets of less than $2,000,000 on March 31, 1998, the Company failed to meet the that requirement for continued listing of the Company's common stock (the "Common Stock") on the Nasdaq SmallCap Market (the "Market"). Nasdaq gave the Company until June 8, 1998 to respond or face delisting of the Common Stock from the Market. The Company's timely response to Nasdaq described an agreement for the conversion of $2,100,000 of debt to preferred stock that would increase the Company's net tangible assets above the required amount. The terms of the conversion are described below. Although the Company believes that the conversion will satisfy the continued listing requirement based upon net tangible assets, there can be no assurance that Nasdaq will agree. If Nasdaq does not so agree, the Common Stock would be delisted from the Market and trading of the Common Stock would be subject to additional sales practices as set forth in the Company's Current Report on Form 8-K dated February 9, 1998.

     As previously reported in the Company's Current Report on Form 8-K dated February 9, 1998, a wholly-owned subsidiary of the Company (the "Subsidiary") is the defendant in an action brought by a plaintiff and a purported class of others alleging the Subsidiary made payments to mortgage brokers in violation of the Real Estate Settlement Procedures Act ("RESPA"). This action was brought against the Subsidiary in the United States District Court for the Northern District of Mississippi. The Company has become aware that the United States Court of Appeals for the Eleventh Circuit (the "Eleventh Circuit"), in an action in which the Company was not a party, held that certain fees paid to mortgage brokers represent "yield spread premiums" which constitute referral fees in violation of RESPA. Certain Federal District Courts have reached similar conclusions. The Company believes that the defendant will seek to have the Eleventh Circuit reconsider its holding and, if necessary, ultimately appeal the holding to the United States Supreme Court. The Eleventh Circuit is the federal appellate court for cases arising in the Federal District Courts in Alabama, Florida and Georgia. A significant portion of the Company's loan originations are made in those States. The Company has and intends to continue to pay yield spread premiums to its mortgage brokers and the Company has taken steps to disclose the nature of such fees to its borrowers. In addition to possible criminal violations for unlawful payments in violation of RESPA, a payor can be held liable for damages in the amount of 300% of the unlawful payments. If the Company is ever found to be liable to such extent, the Company would not have sufficient resources with which to pay such damages and could be expected to file for bankruptcy protection.

     On June 5, 1998, the Company entered into an agreement with the investment advisor to The Global Opportunity Fund Limited ("Global") pursuant to which Global has agreed to convert $2,100,000 of debt to Global owed by the Company into 21,000 shares of a new class of convertible preferred stock (the "Preferred Stock"). The debt plus interest, if not converted, would be payable on July 31, 1998. Global is the single largest holder of convertible debt issued by the Company. Each share of the Preferred Stock entitles the holder to quarterly cumulative dividends, when and if declared by the Company's Board of Directors, at the annual rate of $10 in cash or in shares of Common Stock at market value. Commencing June 1999, if dividends are




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paid in Common Stock, for purposes of determining the number of shares of Common
Stock to be issued, the market value will be discounted by 25%. Each share of the Preferred Stock will initially be convertible into 133 1/3 shares of Common Stock, subject to customary adjustments. If however, the average closing sale of the Common Stock over any consecutive twenty day period is less than or equal to $.75 per share prior to December 31, 1998, each share of the Preferred Stock will then become convertible into two hundred shares of Common Stock, subject to customary adjustments. In connection with the conversion, the Company has agreed to issue to Global five year Warrants (the "Warrants") to purchase 2,800,000 shares of Common Stock for $1.25 per share, subject to customary adjustments.
The Company can redeem the Preferred Stock and the Warrants for $.01 each if the average closing sales price of the Common Stock exceeds $1.50 per share in the case of the Preferred Stock or $2.50 per share in the case of the Warrants for twenty consecutive trading days. The Preferred Stock will have a $100 per share liquidation preference. The Company has agreed to register the Common Stock underlying the Preferred Stock and the Warrants under the Securities Act of 1933.

     Heiko H. Thieme is the Chief Executive Officer of Global and its investment advisor.

     The Company intends to offer other convertible note holders, whose notes total $1,270,000, the same opportunity to convert their notes into Preferred Stock, although there can be no assurance that any of the other holders will convert.

     A pro forma balance sheet and income statement is included in Exhibit 99.1 of this Current Report to illustrate the effect of the debt conversion by Global on the financial statements of the Company as of March 31, 1998. A summary of the effects on the financial statements are as follows (no Statement of Cash Flows is presented as no additional cash is being received from the conversion and expenses to effect the conversion are nominal):

Balance sheet -         The asset "Deferred financing costs" was reduced by
                        approximately $172,000 for previously capitalized debt financing costs, such amount representing the portion of debt that was converted. Convertible debt was reduced by $2,100,000, representing the principal amount of the debt converted by Global. A new line item was added in the equity section for the 21,000 shares of the Preferred Stock to be issued to Global.

Income Statement -      A non-cash charge of $1,749,000 is recorded as a "Debt
                        Conversion Expense" pursuant to the guidelines of Financial Accounting Standards Board Statement No. 84
                        "Induced Conversions of Convertible Debt." The calculation of this figure assumes a market price of the Common Stock at conversion of $1.00 per share. Pursuant to the guidelines, this charge is credited to "Paid-In
                        Capital". Also, approximately $172,000 of deferred financing charges incurred during the original issuance of the debt were charged to expense as a result of the conversion of the debt.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.

99.1  Pro Forma Balance Sheet and Income Statement




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          CREDIT DEPOT CORPORATION
                                                      (Registrant)


Date: June 10, 1998                       /s/ Ralph J. DeBee, Jr.
                                          --------------------------------------
                                          Ralph J. DeBee, Jr.
                                          (President)






Date: June 10, 1998                       /s/ Charles D. Farrahar
                                          --------------------------------------
                                          Charles D. Farrahar
                                          (Vice President and Chief Financial
                                            Officer)






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